UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported):

December 14, 2004

ASCENDANT SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27945	75-2900905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16250 Dallas Parkway, Suite 102, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

(972) 250-0945

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

Effective December 14, 2004, the Audit Committee of the Board of Directors of Ascendant Solutions, Inc. (the “Company”) engaged Hein & Associates LLP (“Hein”) as the independent public accountants for the Company. Prior to the engagement of Hein by the Company, from 1999 to 2004, Hein was the principal independent public accountant for Park Pharmacy Corporation (“Park”) and its consolidated subsidiaries, including Dougherty’s Pharmacy, Inc., Park Operating GP, LLC, Park LP Holdings, Inc., Park-Medicine Man GP, LLC, Park Infusion Services, L.P., and Park-Medicine Man L.P., which, other than Park, are now indirect subsidiaries of the Company. Hein was consulted in connection with the preparation of the Second Amendment of the Current Report on Form 8-K/A of the Company dated March 24, 2004 and filed on June 7, 2004, and Hein’s report dated May 28, 2004 with respect to the consolidated financial statements of Park and its consolidated subsidiaries was included therein.

Other than as specified above, during the two most recent fiscal years and through the date of this Current Report on Form 8-K, the Company did not consult Hein regarding either:

(i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to the Company nor was oral advice provided that Hein concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or

(ii) any matter that was either the subject of a disagreement as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto or a reportable event as that term is described in Item 304(a)(1)(v) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENDANT SOLUTIONS, INC.

Dated: December 17, 2004	By:	/s/ DAVID E. BOWE
David E. Bowe
Chief Executive Officer and President

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